Exhibit 10.1
EMPLOYMENT TRANSITION AND SEPARATION AGREEMENT
    This Employment Transition and Separation Agreement (the “Agreement”) is entered into on November 5, 2026 between Gary Fan (“Employee”), RBB Bancorp, a California corporation (“Company”), and Royal Business Bank, a California state banking corporation (the “Bank”), collectively referred to as the “Parties.”
    WHEREAS, the Employee’s employment with the Company will end on the Separation Date (defined below); and
    WHEREAS, the Parties desire to end their relationship amicably and also to establish the obligations of the Parties.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:
1.Separation Date and Transition Period.
a.Employee will remain an at-will employee of the Company until the earliest of (x) the date of Employee’s death, (y) the date of Employee’s resignation from employment with the Company and (z) December 4, 2026 (such earliest date, the “Separation Date”). On the Separation Date, Employee’s employment (and all other positions then held by Employee) with the Company, the Bank or any of their respective affiliates automatically and immediately shall terminate. Effective as of employee’s termination of employment with the Company, that certain Employment Agreement between the Parties, dated as of March 22, 2023, as subsequently amended on March 25, 2024 and November 20, 2024 (the “Employment Agreement”) shall automatically terminate, provided that Sections C.4, G, H, I, J.1, J.3-J.10 and J.12 of the Employment Agreement shall continue to apply in accordance with their respective terms. The Parties acknowledge and agree that any offer letter from the Company and/or the Bank to Employee is of no further force or effect, and none of the Parties or any of their respective subsidiaries have any liability or obligation thereunder.
b.From October 1, 2026 through the Separation Date (the “Transition Period”), Employee will remain employed with the Company at his current base salary and will remain covered by the Company’s employee benefit plans (subject to the terms and conditions of such plans). During the Transition Period, Employee shall provide such services as the Company’s Chief Executive Officer or his designee (collectively, the “CEO”) may reasonably request, taking into account Employee’s experience and education, and Employee shall refrain from performing such services as the CEO may request. Without limiting the foregoing, during the Transition Period, the Company may limit or restrict Employee’s access to the Company’s, the Bank’s and their respective affiliates’ property, personnel, confidential information, suppliers, vendors, other business relations, email and other systems. Employee understands and agrees that during the Transition Period, Employee will be a non-officer employee of the Company.
2.Severance Payments. In consideration for (a) Employee’s execution of, and good faith compliance with the terms and conditions of, this Agreement, (b) Employee’s execution of the attached General Release of Claims (“Release”) and delivery of the executed

Release to the Company between December 5, 2026 and December 26, 2026 and (c) Employee complying with the Release and not revoking the Release, the Company will provide Employee with the following:
a.A lump sum cash payment in the amount of Two Hundred Thousand Dollars ($200,000) (to be paid on the first payroll date in January 2027);
b.An amount equal to One Hundred Eighty Thousand Five Hundred Dollars ($180,500), representing six (6) months of Employee’s base salary, to be paid on the first payroll date in January 2027;
c.Provided that Employee timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimburse Employee for, or pay directly to the insurer, the cost of Employee’s and his eligible dependents’ monthly COBRA premiums under the Company’s applicable health plans until the earliest of (i) June 30, 2027, (ii) the date on which Employee becomes enrolled for medical coverage under the plan of a subsequent employer or the employer of Employee’s spouse, (iii) the date on which Employee is no longer eligible for COBRA coverage, or (iv) the date on which providing such benefits would violate any applicable non-discrimination rule or other law (or would result in any fine or penalty on the Company or any of its affiliates (provided that in the event of such a violation, fine or penalty, the Company may, in its good faith discretion, restructure how such benefit is provided in order to avoid such violation, fine or penalty)); and
d.Prompt reimbursement of up to $10,000 of attorneys fees reasonably incurred by Employee to enter into this Agreement (provided that reasonable documentation of such expenses is provided to the Company within 30 days after the date of this Agreement, and such reimbursement shall be provided to Employee in December 2026).
Except as expressly provided in this Agreement, Employee will not receive any compensation, severance, or benefits from the Company, the Bank or any of their respective subsidiaries on or after Employee’s termination of employment with the Company. For the avoidance of doubt, effective as of Employee’s termination of employment with the Company, (i) Employee’s participation in all of the employee benefit plans of the Company, the Bank and their respective subsidiaries will automatically terminate (unless otherwise required by the terms of the applicable employee benefit plan) and (ii) all rights of Employee to compensation from the Company, the Bank or any of their respective subsidiaries will automatically terminate (except for the Accrued Compensation (as defined below) and the Severance Benefits, in each case, in accordance with the terms of this Agreement).
Notwithstanding the foregoing, if, prior to December 4, 2026, Employee resigns or the Company terminates Employee’s employment for Cause (as defined in the Employment Agreement), or if Employee materially breaches this Agreement or the Employment Agreement, Employee shall not be entitled to, and shall forfeit, the payments and benefits set forth in this Section 2, and, to the extent any such payments have been made, Employee shall promptly repay them to the Company upon written demand.

3.Accrued Compensation; No 2026 Bonus; Equity Awards. Regardless of whether Employee timely executes and does not revoke the Release, Employee will receive (i) payment for all earned but unpaid base salary through the Separation Date (to be paid in accordance with Company policy), (ii) a lump sum cash payment of Employee’s earned but unused vacation time through the Separation Date (to be provided in accordance with the Company’s standard policy), (iii) reimbursement for eligible business expenses incurred by Employee, but not reimbursed, prior to the Separation Date (to be reimbursed in accordance with Company policy) and (iv) vested benefits under any tax-qualified defined contribution retirement plan of the Company (subject to the terms of the applicable plan) (collectively, clauses (i)-(iv), the “Accrued Compensation”). Employee shall not be eligible to earn, receive, accrue, or be paid, any annual bonus or other incentive compensation for 2026. Effective as of Employee’s termination of employment with the Company, Employee automatically shall forfeit (with no compensation due to Employee or any other person or entity) all stock options, restricted stock units, performance stock units and other equity-based awards granted to Employee by the Company, in any case, to the extent not vested as of such termination of employment.
4.Return of Company Property. On or before the Separation Date, the Employee acknowledges and agrees to return all confidential information, proprietary information, and property of the Company, the Bank or any of their respective affiliates (collectively referred to as “Company Property”), in each case, in Employee’s actual or constructive possession or under Employee’s control to the Company.
5.Surviving Restrictions. Employee, the Company and the Bank understand and agree that Sections C.4, G, H, I, J.1, J.3-J.10 and J.12 of the Employment Agreement shall continue to apply following the Separation Date in accordance with their respective terms.
6.General Release. Employee understands and agrees that by executing the Release, Employee is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents or other persons and entities released in the Release for any reason whatsoever (except as explicitly provided otherwise in the Release) based on anything that has occurred as of the date Employee signs the Release.
7.Non-Admission. Neither this Agreement, nor anything contained herein, is to be construed as an admission of wrongdoing by the Company or the Bank or as evidence of any liability, wrongdoing, or unlawful conduct by the Company or the Bank whatsoever.
8.Entire Agreement; Opportunity to Consult with Counsel. Employee affirms and acknowledges that he has carefully read and fully understands all the provisions of this Agreement, which sets forth the entire agreement between the Parties regarding the subject matter of this Agreement, and that in entering into this Agreement, Employee has not relied upon any representation or statement, written or oral, not set forth in this Agreement. Neither the Company nor the Bank make any further agreement related to the Employee’s separation beyond what is expressly stated in this Agreement. Employee further acknowledges that he has been afforded the opportunity to consult with an attorney regarding this Agreement and the Release. This Agreement supersedes all prior and contemporaneous agreements, understanding, discussions and negotiations (in each case, whether written or oral) between the Parties regarding the subject matter of this Agreement.
9.Governing Law. This Agreement shall be governed and interpreted according to the laws of the State of California, without regard to any choice of laws provision.

10.Arbitration. Any dispute, controversy, or claim (“Claims”) between the parties arising out of or in any way relating to, this Agreement, the Release, the Company’s or the Bank’s employment or engagement of Employee, Employee’s termination of employment or service with the Company or the Bank, or any other matters between the Company and Employee, the Bank and Employee or the Company, the Bank and the Employee, in any case, shall be resolved, to the fullest extent permitted by law, by final and binding arbitration before a single neutral arbitrator under the American Arbitration Association (“AAA”) Employment Arbitration Rules (the “Rules”) then in effect, as modified by this Agreement. The Rules are available online at https://www.adr.org/Employment. The Rules are incorporated into this arbitration agreement by this reference as though set forth in their entirety. This agreement to arbitrate applies, without limitation, to disputes regarding any local, state, or federal administrative, regulatory, statutory, constitutional or common law claims. It is agreed that the Company’s and Bank’s non-signatory agents, representatives, other employees, executives, and successors are third-party beneficiaries to this agreement to arbitrate. Further, to the fullest extent permitted by law, the parties agree that no class or collective actions can be asserted in arbitration or otherwise; all claims, whether in arbitration or otherwise, must be brought solely in each party’s individual capacity, and not as a plaintiff or class member in any purported class or collective proceeding. EMPLOYEE, THE COMPANY AND THE BANK EACH WAIVES ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY OR TRIAL IN A COURT OF LAW, IN EACH CASE, IN REGARD TO ARBITRABLE CLAIMS DESCRIBED ABOVE.
11.EMPLOYEE FURTHER WAIVES ANY RIGHTS EMPLOYEE MAY HAVE TO PURSUE OR PARTICIPATE IN A CLASS OR COLLECTIVE ACTION PERTAINING TO ANY ARBITRABLE CLAIMS BETWEEN EMPLOYEE AND THE COMPANY AND/OR THE BANK (the “Class Action Waiver”).
12.Claims brought by Employee as a private attorney general on behalf of the state of California under the California Private Attorneys General Act (“PAGA”) must be arbitrated on an individual basis under this Agreement. For the avoidance of doubt, individual PAGA claim(s) may be brought in arbitration and must be resolved on an individual basis only, and not on behalf of any other alleged aggrieved employee in arbitration (“PAGA Representative Waiver”). Should applicable law permit any non-individual PAGA claim(s) brought on behalf of other alleged aggrieved employees to be maintained in court, the parties agree that any such non-individual PAGA claim(s) will be stayed in court until the resolution of Employee’s individual PAGA claim(s) in arbitration.
13.Nothing in this arbitration agreement shall operate to require arbitration of claims that may not be compelled to arbitration under applicable law. If Employee or the Company asserts an action in which arbitrable Claims are asserted along with non-arbitrable Claims, the non-arbitrable Claims shall be stayed pending resolution of the arbitrable Claims. Further, either party hereto may apply to a court of competent jurisdiction for provisional remedies in connection with any arbitrable Claim, including preliminary injunctions and temporary restraining orders, in order to preserve the status quo and prevent irreparable damage to either party. The Company shall pay all costs and fees unique to arbitration including without limitation the fees of the arbitrator and the filing fee set by AAA. The parties agree that the venue of the arbitration shall be in Los

Angeles, California, another mutually agreeable venue, or a venue required by applicable law. The parties agree that the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. applies to this agreement to arbitrate.
14.Defend Trade Secrets Act. Notwithstanding anything contained in this Agreement or in the Employment Agreement to the contrary, (1) nothing in this Agreement or in the Employment Agreement in any way limits Employee’s obligations or the Company’s or the Bank’s rights under applicable state or federal trade secrets statutes, (2) Employee is advised and understands that in accordance with the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (3) if Employee files a lawsuit for retaliation by the Company or the Bank for reporting a suspected violation of law, Employee may disclose a trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee filed any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.
15.Severability. The Parties agree that should any provision of this Agreement be determined invalid by a court of competent jurisdiction, such a determination will not affect the enforceability of any of the remaining provisions of this Agreement and such provisions will remain in full force and effect. Accordingly, the provisions of this Agreement are severable.
16.Regulatory Limitations. Notwithstanding anything in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and 12 C.F.R. Part 359, and any other applicable banking laws, regulations or orders of any governmental or regulatory authority. Neither the Company nor the Bank shall be required to make any payment that would be prohibited by any such law, regulation or order.
17.Withholding; Section 409A. All payments under this Agreement shall be subject to applicable tax withholding and other authorized deductions. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”), and shall be interpreted accordingly. Each installment payment hereunder shall be treated as a separate payment for purposes of Section 409A. Any reimbursement required under this Agreement shall be provided no later than the last day of the calendar year immediately following the calendar year in which the applicable expense was incurred. No reimbursement or in-kind benefit required under this Agreement shall be subject to liquidation or exchange for another benefit, and the amount available for reimbursement or in-kind benefits under this Agreement during any calendar year shall not impact the amount available for reimbursement or in-kind benefits to be provided in any other calendar year. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, in no event shall the Company, the Bank or any of their respective affiliates have any liability or obligation to Employee (or to any person or entity claiming any rights through Employee) in the event that this Agreement, or any payment or benefit under this Agreement, is not exempt from or compliant with Section 409A.
18.Cooperation. Following the Separation Date, Employee agrees to reasonably assist (including providing truthful information) the Company and the Bank, upon reasonable notice and at reasonably convenient times, with respect to any governmental or regulatory investigation or proceeding, third-party proceeding or judicial or administrative proceeding, in each case, relating to any matter of which Employee has knowledge as a result of his employment. The Company shall reimburse Employee for reasonable, pre-approved (in writing) out-of-pocket expenses incurred by Employee in providing such cooperation (and, with respect to any such cooperation by Employee provided after the first anniversary of the Separation Date (other than testimony in a legal proceeding), the Company shall compensate Employee at a rate per hour to be mutually agreed upon for such cooperation). As a condition to reimbursement and payment, Employee must provide monthly invoices and documentation (in each case, within 30 days after the end of the applicable month) of any pre-approved expenses incurred in providing such cooperation, and of time spent providing such cooperation after the first anniversary of the Separation Date (which shall be reasonably detailed). Employee shall receive any reimbursement and hourly fee that Employee is entitled to receive under this Section 15 within 30 days after the applicable invoice is received by the Company. No reimbursement under this Section 15 is subject to liquidation or exchange for another benefit, nor shall the amount of reimbursement under this Section 15 in any one calendar year impact the amount available for reimbursement under this Section 15 in any other calendar year.
19.Counterparts and Signatures. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Agreement may be signed, and signatures to this Agreement may be exchanged, electronically.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective by affixing their signatures below.
EMPLOYEE
/s/ Gary Fan
Gary Fan

Date: November 5, 2026

COMPANY

/s/ Johnny Lee

By: Johnny Lee

Title: President and Chief Executive Officer
Date: November 5, 2026

BANK

/s/ Johnny Lee

By: Johnny Lee
Title: President and Chief Executive Officer
Date: November 5, 2026

GENERAL RELEASE OF CLAIMS
This General Release of Claims (“Release”) is entered into between Gary Fan (“Employee”), RBB Bancorp, a California corporation (“Company”), and Royal Business Bank, a California state banking corporation (the “Bank”), collectively referred to as the “Parties.” The Parties have entered into that certain Employment Transition and Separation Agreement, dated as of November 5, 2026 (the “Separation Agreement”), and as a condition to receiving the payments and benefits set forth in Section 2 thereof (such payments and benefits, the “Severance Benefits”), Employee is required to timely execute, deliver to the Company and the Bank, and not revoke, this Release.
1.General Release. Employee, on behalf of himself and his heirs, successors, administrator, estate, beneficiaries, personal representatives and any other person or entity claiming any right by or through Employee hereby fully, finally and forever releases and discharges the Company, the Bank and each of their respective direct and indirect parents and subsidiaries, past and present (together, the “Company Group”), as well as the trustees, directors, officers, members, managers, partners (whether general or limited), agents, attorneys, insurers, employees, representatives, assigns, predecessors and successors, past and present, of each member of the Company Group, and any other persons or entities claimed to be jointly or severally liable with any of the foregoing, and each of them, hereinafter together and collectively referred to as the “Releasees,” from any and all liabilities, charges, complaints, claims, demands, actions, damages, lawsuits, administrative proceedings, debts and expenses, costs, losses, obligations, judgments, warranties, promises, actions, causes of action, and suits of any kind and every nature whatsoever, in law or in equity, known or unknown, direct or indirect, which Employee ever had or now has or in the future may have, by reason of any matter, cause or thing at any time up to the time the Employee executes this Release, including, without limitation:
a.claims under the following: Title VII of the Civil Rights Act of 1964, as amended; Civil Rights Act of 1991, as amended; Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act of 1990, as amended; Equal Pay Act, as amended; Americans with Disabilities Act, as amended; Rehabilitation Act, as amended; Family and Medical Leave Act, as amended; False Claims Act, as amended; National Labor Relations Act, as amended; Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); Employee Retirement Income Security Act of 1974, as amended (“ERISA”); Occupational Safety and Health Act, as amended (“OSHA”); the California Fair Employment and Housing Act; the California Equal Pay Act; the California Family Rights Act; the Ralph Civil Rights Act; the California Labor Code, including California Labor Code Section 132a; the California Government Code; and the Orders of the California Industrial Welfare Commission; and
b.workers’ compensation claims; retaliation claims; whistleblower claims; claims arising under any other federal, state or local law, statute, rule, regulation or ordinance; claims for breach of any contract, employment agreement, offer letter, compensation agreement, agreement for payment of bonus, agreement for grant or sale of stock or stock options, ownership agreement, long term incentive plan or agreement, or other agreement; promissory estoppel claims; claims of negligent or intentional misrepresentation; fraud claims; claims of negligent hiring, retention or supervision; claims for violation of public policy; claims for constructive discharge; claims for invasion of privacy; defamation claims; claims for injury to reputation; claims for damage to earning capacity; claims for loss of employment prospects; personal injury claims; intentional or negligent infliction of emotional distress claims; other negligence claims; tort claims; any and all other common law claims; claims arising out of Employee’s employment or other service with any Releasee or the separation from that employment or other service; all claims relating to the Employment Agreement (as defined in the Separation Agreement); and all other claims of any nature whatsoever.
c.It is expressly agreed and understood that the release contained herein is a general release. This means that the Employee is releasing any and all causes of actions or claims, known or unknown, and whether or not arising out of or in connection with Employee’s association with any Releasee, which may exist up to the time Employee executes this Release, and any reference to specific claims is not intended to limit the release of claims by the Employee.
Without limiting the foregoing, the above release of claims extinguishes all claims Employee has against any Releasee, whether such claims are currently known or unknown, vested or contingent, foreseen or unforeseen. Employee acknowledges and agrees that if any fact concerning any matter covered by this Release is found hereafter to be other than or different from the facts Employee now believes to be true, Employee expressly accepts and assumes that this Release shall be and remain effective, notwithstanding such difference in the facts. Employee expressly waives any right or benefit Employee may have under California Civil Code section 1542 or any other similar statute in any jurisdiction. California Civil Code section 1542 provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
2.Notwithstanding the foregoing, the claims released by this Release do not include (1) Employee’s right to receive the Accrued Compensation (as defined in the Separation Agreement) in accordance with the terms of the Separation Agreement; (2) Employee’s right to receive the Severance Benefits in accordance with the terms of the Separation Agreement; (3) any right of the Employee to receive workers’ compensation benefits; (4) any right to continue the Employee’s group health benefits in accordance with COBRA (as defined in the Separation Agreement); (5) any right of the Employee to indemnification for his actions and omissions as an officer under the Company Group’s governing documents; (6) any rights to coverage under any applicable directors’ and officers’ liability insurance policy; (7) any rights to Employee’s vested benefits under any tax-qualified defined contribution retirement plan, (8) any rights of Employee with respect to any of his equity awards that are vested as of the Separation Date and (9) any claim that cannot be released as a matter of applicable law.
3.Certain Permitted Actions. Notwithstanding anything contained in this Release, in the Employment Agreement or in the Separation Agreement to the contrary, nothing in this Release, in the Employment Agreement or in the Separation Agreement shall preclude or prevent the Employee from (i) reporting possible violations of law or regulation to any governmental agency or entity or self-regulatory organization (including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation (it being understood that the Employee does not need the prior authorization of the Company to make any such reports or disclosures or to notify the Company that the Executive has made such reports or disclosures), (ii) filing an administrative charge of discrimination or an administrative charge within the jurisdiction of the National Labor Relations Board (“NLRB”) or Equal Employment Opportunity Commission (“EEOC”) or similar state or local civil rights agencies or (iii) filing a charge or communicating with any other federal, state or local government office, official or agency concerning matters relevant to such governmental office or agency.  Employee promises never to seek or accept any damages, remedies, or other relief, for Employee personally (any right to which Employee hereby waives and promises never to accept) with respect to any claim released under this Release, in any proceeding including, but not limited to, any EEOC or NLRB proceeding, other than a benefit or remedy pursuant to Section 922 of the Dodd-Frank Wall Street Reform or the Consumer Protection Act or as otherwise required by applicable law.
4.Opportunity to Consider and Confer. Employee specifically acknowledges the following:
a.That he has fully read, understands, and voluntarily enters into this Release; and
b.That he has had an opportunity to ask questions and has been advised by the Company to consult with an attorney of his choice before signing the Release; and
c.That he has been given at least twenty-one (21) days to consider this Release; however, should he opt to forego any portion of that 21-day consideration period, such waiver will be evidenced by the date of his signature on this Release; and this Release expires if not executed by Employee and delivered to the Company by 5:00 pm Pacific on December 26, 2026; and
d.That he is waiving, among other claims, age discrimination claims under the Age Discrimination in Employment Act, 29 U.S.C. §621, et seq., and the Older Workers Benefit Protection Act of 1990 (“OWBPA”) and all amendments thereto; and
e.That if he executes this Release, he will have seven (7) days in which to revoke the Release, and that the Release will not become effective or enforceable until after the revocation period expires (in other words, this Release will become effective only if the revocation period expires, and Employee has not exercised his right to revoke). Employee understands and agrees that if he revokes this Release, then he will not receive any of the Severance Benefits. To revoke this Release, Employee must send a written notice to Johnny Lee, by email to johnnylee@rbbusa.com (with a copy to Shawn Turner at shawn.turner@hklaw.com), which must be received by 5:00 p.m. Pacific Time on or before the seventh (7th) day (excluding the day it was signed) after Employee’s signing of the Release.
5.Employee Representations: Employee represents and warrants that:
a.Employee has returned all Company Property (as defined in the Separation Agreement) in Employee’s possession or under Employee’s control;

b.Employee is not owed any wages, commissions, bonuses, or other compensation (other than any Accrued Compensation which has not been paid in accordance with the Separation Agreement and, to the extent payable in accordance with the Separation Agreement, the Severance Benefits);
c.During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law; and
d.Employee has not initiated any adversarial proceedings of any kind against any Releasee with respect to any claim released in this Release, nor will Employee do so in the future (provided that nothing contained in this Release shall limit or restrict Employee’s ability to challenge the validity of this Release under the requirements of the Age Discrimination in Employment Act). In the event that Employee brings any claim against any Releasee that is released in this Release, then in addition to all other remedies available at law, in equity, in contract or otherwise to the Releasees, Employee shall forfeit Employee’s right to receive any unpaid or unprovided Severance Benefits and shall repay to the Company (within 30 days after the date such claim is brought) all Severance Benefits previously paid or provided (provided that no such forfeiture or repayment shall occur in the event that Employee challenges the validity of this Release under the requirements of the Age Discrimination in Employment Act).
6.Notwithstanding the foregoing or anything to the contrary contained in this Release, in the Separation Agreement or in any other agreement between Employee and the Company, the Bank or any of their respective predecessors, Employee understands and acknowledges that nothing in this Release limits or restricts Employee’s ability to communicate directly with the U.S. Securities and Exchange Commission about a possible securities law violation, nor limit or restrict Employee’s Section 7 rights under the National Labor Relations Act, nor limit or restrict Employee’s right to communicate with the Equal Employment Opportunity Commission or any other federal, state, or local government agency, office or official.  Employee also understands and acknowledges that nothing in this Release or in any other document prohibits Employee from discussing or disclosing information that is expressly prohibited from being the subject of employee nondisclosure obligations under applicable law, such as information about unlawful acts in the workplace, including harassment or any other conduct that Employee has reason to believe is unlawful or in violation of public policy, or from speaking with an attorney regarding the same.
7.Entire Agreement. Employee acknowledges and affirms that Employee has read and fully understands all the provisions of this Release, which sets forth the entire agreement between the Employee, the Company and the Bank regarding the subject matter hereof, and further acknowledges that in entering into this Release, he has not relied on any representation or statement, written or oral, not set forth herein.
8.Choice of Law. This Release shall be governed by, and construed in accordance with, the laws of the State of California, without regard to any choice of laws provision.
9.Severability. The Parties agree that should any provision of this Release, excluding the general release language herein, be determined invalid by a court of competent jurisdiction, such a determination will not affect the enforceability of any of the remaining provisions of this Release and such provisions will remain in full force and effect.
10.Counterparts and Signatures. This Release may be signed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Release may be signed, and signatures to this Release may be exchanged, electronically.

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IN WITNESS WHEREOF, and intending to be legally bound, the Company and the Bank by their respective authorized representative, and Employee, execute this Release by signing below voluntarily and with full knowledge of the significance of all its provisions.
PLEASE READ CAREFULLY. THIS GENERAL RELEASE OF CLAIMS INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.
EMPLOYEE

____________________
Gary Fan

Date:________________

COMPANY

____________________

By:_________________
Title:________________
Date:________________

BANK

____________________

By:_________________
Title:________________
Date:________________